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                                   EXHIBIT 4.5


                               AMENDMENT NO. 1 TO
                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


         THIS AMENDMENT NO. 1 (this "Amendment No. 1") to the PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT, dated as of October 9, 1997 (the "Preferred Stock Purchase Agreement"), between Affiliated Managers Group, Inc., a Delaware corporation (the "Company"), and Chase Equity Associates, L.P., a California limited partnership ("CEA").


                              W I T N E S S E T H:


         WHEREAS, CEA and the Company desire to amend or otherwise modify the Preferred Stock Purchase Agreement and certain Schedules and Exhibits thereto as provided herein.

         NOW, THEREFORE, in consideration of the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                     PART I

                                   DEFINITIONS

         SUBPART 1.1. Certain Definitions. For purposes of this Amendment No. 1, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Amendment No. 1" is defined in the preamble.

         "Amendment No. 1 Effective Date" is defined in Subpart 3.1.

         "CEA" is defined in the preamble.

         "Company" is defined in the preamble.

         "Preferred Stock Purchase Agreement" is defined in the preamble.





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         SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment No. 1, including its preamble and recitals, have the meanings ascribed thereto in the Preferred Stock Purchase Agreement.


                                     PART II

                AMENDMENTS TO PREFERRED STOCK PURCHASE AGREEMENT

         Effective on (and subject to the occurrence of) the Amendment No. 1 Effective Date, the Preferred Stock Purchase Agreement and certain Schedules and Exhibits thereto shall be amended in accordance with this Part II.

         SUBPART 2.1. Amendments to Section 1. Section 1 of the Preferred Stock Purchase Agreement is amended as set forth in this Subpart 2.1.

         SUBPART 2.1.1.  Amendments to Section 1.1.

                  (a) Section 1.1 of the Preferred Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                           1.1 Description of Securities. As of the Closing
                  Date, the Company will have authorized the issuance and sale to CEA of (a) Five Thousand Three Hundred Thirty-Three (5,333) shares of its authorized but unissued Series C-2 Non-Voting Convertible Preferred Stock, par value $.01 per share (the "Series C-2 Non-Voting Convertible Preferred Stock"), and (b) Twenty-Eight Thousand (28,000) Warrants, having an exercise price of $.01 per Warrant, for the acquisition of Twenty-Eight Thousand (28,000) shares of Series C-2 Non-Voting Convertible Preferred Stock. The Company's Series C-1 Voting Convertible Preferred Stock, par value $.01 per share (the "Series C-1 Voting Convertible Preferred Stock"), together with the Series C-2 Non-Voting Convertible Preferred Stock, are herein collectively referred to as the "Class C Convertible Preferred Stock").

                  (b) Section 1.4 of the Preferred Stock Purchase Agreement is hereby amended in its entirety to read as follows:

                           1.4 Sale and Purchase. Subject to the terms and
                  conditions herein set forth, the Company shall issue and sell to CEA, and CEA shall purchase from the Company, (x) the number of shares of Series C-2 Non-Voting Convertible Preferred Stock set forth in Exhibit A hereto, for the aggregate purchase price set forth in such Exhibit A, and (y) the number of Warrants for Series C-2 Non-

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         Voting Convertible Preferred Stock set forth in Exhibit A hereto, for the aggregate purchase price set forth in such Exhibit A.

         SUBPART 2.2. Amendment to Section 2.3. Reference is made to the consecutive sentences set forth in Section 2.3 of the Preferred Stock Purchase Agreement which read in their entirety as follows:

         "As of the Closing Date, the Company will have authorized and reserved for issuance upon conversion of the Class C Convertible Preferred Stock (after giving effect to the exercise of all Warrants) not less than Thirty-Three Thousand Three Hundred Thirty-Three (33,333) shares of its Common Stock and Twenty-Eight Thousand (28,000) shares of its Class B Common Stock and the Company shall have authorized and reserved for issuance upon conversion of the Series C-2 Non-Voting Convertible Preferred Stock Twenty-Eight Thousand (28,000) shares of its Series C-1 Voting Convertible Preferred Stock, and such Conversion Shares will be, when issued in accordance with the Certificate of Incorporation of the Company, duly and validly authorized and issued, fully paid and nonassessable. As of the Closing Date, the Company will have authorized and reserved for issuance upon conversion of the shares of Class B Common Stock (or the Series C-1 Voting Convertible Preferred Stock issuable upon conversion of the Series C-2 NonVoting Convertible Preferred Stock) not less than Twenty-Eight Thousand (28,000) shares of its Common Stock, and such shares of Common Stock will be, when issued in accordance with the Certificate of Incorporation of the Company, duly and validly authorized and issued, fully paid and nonassessable".

Section 2.3 of the Preferred Stock Purchase Agreement is hereby amended by deleting all references to "Twenty-Eight Thousand (28,000)" appearing in the sentences set forth above and replacing such references with the words "Thirty-Three Thousand Three Hundred Thirty-Three (33,333)."

         SUBPART 2.3. Amendment to Section 2.3. Section 7.12 of the Preferred Stock Purchase Agreement is hereby amended by (a) deleting the word "internal" in the second line thereof and (b) deleting the parenthetical "(without giving effect to conflicts or choice of law principles)" contained in such Section.

         SUBPART 2.4. Amendment to Schedule 2.3 to the Preferred Stock Purchase Agreement. Part (a) of Schedule 2.3 to the Preferred Stock Purchase Agreement is hereby amended by (i) deleting the number "229,886" found under the subsection entitled "Common Stock" and inserting the number "219,220" in its stead, (ii) deleting the number "61,512" found under the subsection entitled "Class B Non-Voting Common Stock" and inserting the number "66,845" in its stead and
(iii) deleting the number "28,000" found under the subsection entitled "Series C-2 Non-Voting Convertible Preferred Stock" and inserting the number "33,333" in its stead.


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         Part (f) of Schedule 2.3 to the Preferred Stock Agreement is hereby amended by (i) in item 18, deleting "AMG" under the subsection entitled "Ownership" and inserting "AMG/TBC Holdings, Inc." in its stead and (ii) adding new items 19, 20 and 21 as follows:

         "19.     AMG Service Corp., a Delaware corporation

                  (a)      Ownership

                           AMG 100 Shares of Common Stock par value $.01 per share.

         20.      AMG Finance Trust, a Massachusetts business trust

                  (a)      Ownership

                           AMG Service Corp.   100 Shares

         21.      AMG/TBC Holdings, Inc., a Delaware corporation

                  (a)      Ownership

                           AMG 100 Shares of Common Stock par value $.01 per share."


         SUBPART 2.5. Amendment to Exhibit A to Preferred Stock Purchase Agreement. Exhibit A to the Preferred Stock Purchase Agreement is hereby amended by (i) deleting the number "5,333" set forth in the column entitled "Shares of Series C-1 Voting Convertible Preferred Stock" and inserting the number "0" in its stead and (ii) deleting the number "0" set forth in the column entitled "Shares of Series C-2 Non-Voting Convertible Preferred Stock" and inserting the number "5,333" in its stead.

         SUBPART 2.6. Amendment to Exhibit B to Preferred Stock Purchase Agreement. The first paragraph of Article IV of Exhibit B (the form of Amended and Restated Certificate of Incorporation of Affiliated Managers Group, Inc.) to the Preferred Stock Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto.

         SUBPART 2.7. Amendments to Exhibit D to the Preferred Stock Purchase Agreement. Exhibit D (the form of Amended and Restated Stockholders' Agreement) is hereby amended as set forth in this Subpart 2.7.

         SUBPART 2.7.1. Amendment to the Fourth Recital. Exhibit D (the form of Amended and Restated Stockholders' Agreement) to the Preferred Stock Purchase Agreement is hereby

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amended by deleting the fourth recital thereto in its entirety and replacing such recital with the following:

                  "WHEREAS, the Class C Investors have agreed, pursuant to the terms of the Preferred Stock and Warrant Purchase Agreement, to acquire, as of the date hereof, an aggregate of (i) Five Thousand Three Hundred Thirty-Three (5,333) shares of the Company's Series C-2 Non-Voting Convertible Preferred Stock, par value $.01 per share (the "Series C-2 Non-Voting Convertible Preferred Stock"; the Company's Series C-1 Voting Convertible Preferred Stock, par value $.01 per share (the "Series C-1 Preferred Stock"), together with such Series C-2 Non-Voting Preferred Stock, are herein collectively referred to as the "Class C Preferred Stock"; and the Class A Preferred Stock, Class B Preferred Shares and Class C Preferred Stock are sometimes collectively referred to herein as "Preferred Stock"); and".

         SUBPART 2.7.2. Amendment to Section 3.1. The second sentence of Section
3.1 of Exhibit D (the form of Amended and Restated Stockholders' Agreement) to the Preferred Stock Purchaser Agreement is hereby amended in its entirety to read as follows:

                  "If within 21 days after their receipt of such notice one or more Holders of Registrable Securities request the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will endeavor to effect the registration under the Securities Act of all Registrable Securities which such Holders may request in a writing delivered to the Company within 21 days after the notice given by the Company; provided, that (i) the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3.1, without obligation to the Holders, (ii) for purposes of the notice requirement set forth above, each Holder who received notice under the Existing Agreement shall be deemed to have received notice under this Agreement as of the date on which the notice under the Existing Agreement was deemed to have been given and (iii) in the case of the Company's initial Public Offering (and solely in the case of such initial Public Offering), so long as such Public Offering occurs on or before December 15, 1997, any term or provision hereof to the contrary notwithstanding, the Holders of Registrable Securities shall have 3 business days after receipt of the notice from the Company referred to above to request inclusion of some or all of such Registrable Securities in the registration of such initial Public Offering. "

         SUBPART 2.8. Amendment to Exhibit E to the Preferred Stock Purchase Agreement. Exhibit E (the form of Escrow Agreement) to the Preferred Stock Purchase Agreement is hereby amended by inserting a new clause (e) at the end of
Section 1 thereof to read in its entirety as follows:

                           "(e) Any term or provision hereof to the contrary
                  notwithstanding, upon the consent of CEA, such consent not to be unreasonably withheld or delayed, in lieu of depositing $2,400,000 in cash into the Cash Escrow Account, the

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                  Company may arrange for an irrevocable letter of credit, drawn on The Chase Manhattan Bank in a stated amount of $2,600,000, to be issued to CEA for the pro rata benefit of the Class C Securities Holders, together with such other or related documents or instruments as may be reasonably required to effect the purposes hereof. Among other things, (i) CEA shall be granted the right to draw on such letter of credit at any time and in such amounts that the Escrow Fee would have been required to be distributed, in whole or in part, to the Class
                  C Securities Holders hereunder and (ii) such letter of credit shall terminate, in whole or in part, to the same extent and upon the occurrence of the same events as all or a portion of such Escrow Fee would have been refundable to the Company hereunder. Up to (but not in excess of) $200,000 of the amount available under such letter of credit shall be available to pay interest (at an imputed rate of 5% per annum) on an implied initial amount of $2,400,000 available to be drawn under the letter of credit in respect of the Escrow Fee."


                                    PART III

                           CONDITIONS TO EFFECTIVENESS

         SUBPART 3.1. Effective Date. This Amendment No. 1 shall be and become effective as of and simultaneously with the date (the "Amendment No. 1 Effective Date") when copies hereof have been executed and delivered by all parties hereto. Any term or provision hereof to the contrary notwithstanding, all amendments and other modifications to the Preferred Stock Purchase Agreement or any Schedules or Exhibits thereto effected hereby shall be subject to Subpart
4.6 below.


                                     PART IV

                                  MISCELLANEOUS

         SUBPART 4.1. Cross-References. References in this Amendment No. 1 or to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment No. 1. References in this Amendment No. 1 to any Article or Section are, unless otherwise specified, to such Article or Section of the Preferred Stock Purchase Agreement.

         SUBPART 4.2. Counterparts, etc. This Amendment No. 1 may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement.


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         SUBPART 4.3. Governing Law. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SUBPART 4.4. Successors and Assigns. This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART 4.5. Limitation. Except as expressly provided hereby, none of the representations, warranties, terms, covenants or conditions of the Preferred Stock Purchase Agreement or any Schedules or Exhibits thereto shall be amended, waived or otherwise modified, and each of them shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments, modifications and consents set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Preferred Stock Purchase Agreement or any Schedule or Exhibit thereto or of any term or provision of any other document or instrument referred to therein or herein, or of any transaction or further or future action on the part of the Company or any other Person under the Preferred Stock Purchase Agreement or any Schedule or Exhibit thereto or any such other document or instrument.




                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                       AFFILIATED MANAGERS GROUP, INC.


                       By:               /s/ Sean M. Healey
                            Name: Sean M. Healey
                            Title: Executive Vice President


                       CHASE EQUITY ASSOCIATES, L.P.

                       By: Chase Capital Partners, its general partner



                            By:              /s/ John M.B. O'Connor
                                Name: John M.B. O'Connor
                                Title: General Partner










                       [Signature page to Amendment No. 1]
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                                                                       EXHIBIT A
                                                                    to Amendment
                                                              No. 1 to Preferred
                                                                 Stock Agreement


                               RESTATED ARTICLE IV
                             TO FORM OF AMENDED AND
                        RESTATED STOCKHOLDERS' AGREEMENT




         The total number of shares of capital stock which the Corporation shall have the authority to issue is Five Hundred Thousand (500,000) shares of which
(i) Two Hundred Nineteen Thousand Two Hundred Twenty (219,220) shares shall be Common Stock, par value $.01 per share (the "Common Stock"), (ii) Sixty Six Thousand Eight Hundred Forty Five (66,845) shares shall be Class B Non-Voting Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Common Stock, the "Common Shares"), (iii) Eighty One Thousand Nine Hundred Fifty (81,950) shares shall be Class A Voting Convertible Preferred Stock, par value $.01 per share (the "Class A Convertible Preferred Stock"),
(iv) Fifty Four Thousand Six Hundred Fifty Two (54,652) shares shall be Class B Convertible Preferred Stock, par value $.01 per share (the "Class B Convertible Preferred Stock"), of which Thirty Five Thousand Two Hundred Forty Nine (35,249) shares shall be designated Series B-1 Voting Convertible Preferred Stock (the "Series B-1 Voting Convertible Preferred Stock"), and Nineteen Thousand Four Hundred and Three (19,403) shares shall be designated Series B-2 Non-Voting Convertible Preferred Stock (the "Series B-2 Non-Voting Convertible Preferred Stock"), (v) Sixty Six Thousand Six Thousand Six Hundred Sixty-Six (66,666) shares shall be Class C Convertible Preferred Stock, par value $.01 per share (the "Class C Convertible Preferred Stock"), of which Thirty-Three Thousand Three Hundred Thirty Three (33,333) shares shall be designated Series C-1 Voting Convertible Preferred Stock, par value $.01 per share (the "Series C-1 Voting Convertible Preferred Stock") and Thirty-Three Thousand Three Hundred Thirty Three (33,333) shares shall be designated Series C-2 Non-Voting Convertible Preferred Stock, par value $.01 per share (the "Series C-2 Non-Voting Convertible Preferred Stock"), and (vi) Ten Thousand Six Hundred Sixty Seven (10,667) shares shall be Class D Convertible Preferred Stock, par value $.01 per share (the "Class D Convertible Preferred Stock"). The Class A Preferred Stock, the Class B Convertible Preferred Stock, the Class C Convertible Preferred Stock and the Class D Convertible Preferred Stock are sometimes collectively referred to herein as the "Preferred Stock."